Exhibit 99.1

Investor Relations:
Thad Waugh
Vice President, Investor Relations
813-865-1284
thad.waugh@wellcare.com

WELLCARE EXPANDS IN LOUISIANA

Tampa, Florida (July 11, 2005) — WellCare Health Plans, Inc. (NYSE: WCG) announced today that the Centers for Medicare & Medicaid Services (CMS) has approved WellCare’s application for expansion of its Medicare managed care coverage in Louisiana, including WellCare’s entry into the New Orleans, Louisiana market.

Effective August 1, 2005, WellCare will begin offering its Medicare Advantage plans to Medicare beneficiaries in West Baton Rouge, West Feliciana, East Feliciana, Point Coupee parishes adding to its three active counties in the Baton Rouge, Louisiana market, and Orleans and Jefferson parishes in the New Orleans market. The addition of these six parishes, with approximately 147,000 combined eligibles, will increase the number of parishes in Louisiana served by WellCare to nine and the number of Medicare eligibles in WellCare’s Louisiana markets to over 217,000.

“We are pleased with the continued progress of our Medicare expansion,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “With the addition of the six county expansions announced today, including our entry into the New Orleans market, WellCare’s Medicare service area now covers 44 counties in six states, representing over 4.7 million Medicare eligibles. In addition, we currently have seven Medicare expansion applications under review for approval by CMS. If all of these applications are approved, WellCare’s combined Medicare service area will total 51 counties with approximately five million Medicare eligibles, more than quadrupling the number of active counties served by WellCare since the beginning of 2004.”

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves 765,000 members in Florida, New York, Illinois, Indiana, Connecticut, Louisiana and Georgia.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to WellCare’s expected 2005 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of WellCare’s state or federal contracts; the potential denial by the Centers for Medicare & Medicaid Services of WellCare’s expansion or prescription drug plan applications; WellCare’s lack of prior operating history, including lack of experience with network providers and health benefits management, in expansion markets or in the prescription drug plan business; WellCare’s ability to accurately predict and effectively manage health benefits and other operating expenses; WellCare’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws; potential reductions in funding for government healthcare programs; regulatory changes or developments, including potential marketing restrictions or sanctions and premium recoupment; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations, or other inquiries; risks associated with WellCare’s acquisition strategy; risks associated with WellCare’s substantial debt obligations; and risks associated with WellCare’s business operations, including its ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in WellCare’s Form 10-K filed with the Securities and Exchange Commission on February 15, 2005. WellCare specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.